EXHIBIT 99.2

BREITBURN ENERGY PARTNERS L.P.

BreitBurn Energy Partners L.P. and Subsidiaries

Unaudited Pro Forma Combined Balance Sheet

As of June 30, 2013

	BreitBurn			BreitBurn
	Energy			Energy
	Partners L.P.	Pro Forma		Partners L.P.
Thousands of dollars	Historical	Adjustments		Pro Forma
ASSETS
Current assets
Cash	$2,136	$-		$2,136
Accounts and other receivables, net	82,604	-		82,604
Derivative instruments	33,056	15	(a)	33,071
Related party receivables	764	-		764
Inventory	4,887	-		4,887
Prepaid expenses	728	-		728
Total current assets	124,175	15		124,190
Equity investments	7,003	-		7,003
Property, plant and equipment
Oil and gas properties	3,474,922	807,144	(a)	4,282,435
Non-oil and gas assets	15,384	-		15,384
Property, plant and equipment	3,490,306	807,513		4,297,819
Accumulated depletion and depreciation	(757,241)	-		(757,241)
Net property, plant and equipment	2,733,065	807,513		3,540,578
Other long-term assets
Intangibles	-	13,774	(a)	13,405
Derivative instruments	82,707	16,183	(a)	98,890
Deposit for oil and gas properties	85,980	(85,980	)(b)	-
Other long-term assets	25,817	7,700	(c)	33,517

Total assets	$3,058,747	$758,836		$3,817,583

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$44,941	$-		$44,941
Derivative instruments	2,900	6,347	(a)	9,247
Revenue and royalties payable	26,063	-		26,063
Wages and salaries payable	8,926	-		8,926
Accrued interest payable	13,014	-		13,014
Accrued liabilities	27,549	3,031	(a)	30,580
Total current liabilities	123,393	9,378		132,771

Credit facility	235,000	746,423	(b)(c)	981,423
Senior notes, net	755,698	-		755,698
Deferred income taxes	2,784	-		2,784
Asset retirement obligation	101,487	3,035	(a)	104,522
Derivative instruments	792	-		792
Other long-term liabilities	4,503	-		4,503
Total liabilities	1,223,657	758,836		1,982,493
Commitments and contingencies
Equity
Partners' equity	1,835,090	-		1,835,090
Total equity	1,835,090	-		1,835,090

Total liabilities and equity	$3,058,747	$758,836		$3,817,583

See the accompanying notes to the unaudited pro forma combined financial statements.

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BreitBurn Energy Partners L.P. and Subsidiaries

Unaudited Pro Forma Combined Statement of Operations

For the Six Months Ended June 30, 2013

	BreitBurn					BreitBurn
	Energy	Whiting Assets		Pro Forma		Energy
	Partners L.P.	Historical		Adjustments		Partners L.P.
Thousands of dollars, except per unit amounts	Historical	(Note 4)		(Note 4)		Pro Forma
Revenues and other income items
Oil, natural gas and natural gas liquid sales	$269,648	$111,152	(a)	$-		$380,800
Gain on commodity derivative instruments, net	42,817	-		-		42,817
Other revenue, net	1,460	-		$-		1,460
Total revenues and other income items	313,925	111,152		-		425,077
Operating costs and expenses
Operating costs	113,387	30,600	(a)	$-		143,987
Depletion, depreciation and amortization	94,331	-		27,210	(b)	121,541
General and administrative expenses	28,579	-		300	(c)	28,879
Loss on sale of assets	62	-		-		62
Total operating costs and expenses	236,359	30,600		27,510		294,469

Operating income (loss)	77,566	80,552		(27,510)		130,608

Interest expense, net of capitalized interest	36,839	-		12,822	(d)	49,661
Other income, net	(9)	-		-		(9)
Total other expense	36,830	-		12,822		49,652

Income (loss) before taxes	40,736	80,552		(40,332)		80,959

Income tax expense	604	-		-		604

Net income (loss) attributable to the partnership	$40,132	$80,552		$(40,332)		$80,352

Basic net income per unit	$0.41					$0.81
Diluted net income per unit	$0.41					$0.81

Weighted average number of units used to calculate
Basic net income per unit	98,732					98,732
Diluted net income per unit	99,072					99,072

See the accompanying notes to the unaudited pro forma combined financial statements.

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BreitBurn Energy Partners L.P. and Subsidiaries

Unaudited Pro Forma Combined Statement of Operations

For the Year Ended December 31, 2012

	BreitBurn Energy Partners L.P.	AEO Assets Historical		Whiting Assets Historical		Pro Forma Adjustments		BreitBurn Energy Partners L.P.
Thousands of dollars, except per unit amounts	Historical	(Note 4)		(Note 4)		(Note 4)		Pro Forma

Revenues and other income items
Oil, natural gas and natural gas liquid sales	$413,867	$27,468	(a)	$239,528	(a)	$-		$680,863
Gain on commodity derivative instruments, net	5,580	-		-		-		5,580
Other revenue, net	3,548	-		-		-		3,548
Total revenues and other income items	422,995	27,468		239,528		-		689,991
Operating costs and expenses
Operating costs	195,779	5,868	(a)	62,166	(a)	-		263,813
Depletion, depreciation and amortization	149,565	-		-		63,594	(b)	213,159
General and administrative expenses	55,465	-		-		600	(c)	56,065
Loss on sale of assets	486	-		-		-		486
Total operating costs and expenses	401,295	5,868		62,166		64,194		533,523

Operating income (loss)	21,700	21,600		177,362		(64,194)		156,468

Interest expense, net of capitalized interest	61,206	-		-		26,154	(d)	87,360
Loss on interest rate swaps	1,101	-		-		-		1,101
Other expense, net	48	-		-		-		48
Total other expense	62,355	-		-		26,154		88,509

Income (loss) before taxes	(40,655)	21,600		177,362		(90,348)		67,959

Income tax expense	84	-		-		-		84

Net income (loss) attributable to the partnership	$(40,801)	$21,600		$177,362		$(90,348)		$67,813

Basic net income (loss) per unit	$(0.56)							$0.87
Diluted net income (loss) per unit	$(0.56)							$0.87

Weighted average number of units used to calculate
Basic net income (loss) per unit	72,745					4,963	(e)	77,708
Diluted net income (loss) per unit	72,745					5,018	(e)	77,763

See the accompanying notes to the unaudited pro forma combined financial statements.

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Notes to the Unaudited Pro Forma Combined Financial Statements

1. General

BreitBurn Energy Partners L.P. is a Delaware limited partnership formed on March 23, 2006. BreitBurn Energy Partners L.P. completed its initial public offering in October 2006. References in this filing to “the Partnership,” “we,” “our,” “us” or like terms refer to BreitBurn Energy Partners L.P. and its subsidiaries.

We are an independent oil and gas partnership focused on the acquisition, exploitation and development of oil and gas properties in the United States.

On July 15, 2013, the Partnership and BreitBurn Operating L.P. (“BreitBurn Operating”), our wholly owned subsidiary, completed the acquisition of certain assets from Whiting Oil and Gas Corporation (“Whiting”), a wholly owned subsidiary of Whiting Petroleum Corporation (the “Whiting Acquisition”). The Partnership paid approximately $846 million in cash, before deducting approximately $21 million in anticipated purchase price adjustments, to Whiting. The purchase price is subject to customary purchase price adjustments. The assets acquired consist of oil and gas producing properties located in the Postle and Northeast Hardesty fields in Texas County, Oklahoma, including the related gathering and processing facilities, Hough crude oil pipeline, a 60% interest in the 120-mile Transpetco-operated CO2 transportation pipeline and other assets as further defined in the Purchase and Sale Agreement (the “Whiting Assets”).

On November 30, 2012, the Partnership and BreitBurn Operating completed the acquisition of certain assets (the “AEO Assets”), effective November 1, 2012, from American Energy Operations, Inc. (“AEO”). The Partnership paid approximately $38 million in cash and issued 3 million common units representing limited partner interests in the Partnership (“Common Units”) to AEO (the “AEO Acquisition”). The AEO Assets consist principally of oil properties located in the Belridge Field in Kern County, California.

2. Basis of Presentation

The Partnership’s unaudited pro forma combined balance sheet has been presented to show the effect as if the Whiting Acquisition had occurred on June 30, 2013.

The unaudited pro forma combined statements of operations for the six months ended June 30, 2013 and for the year ended December 31, 2012 have been presented based on the individual statements of operations of the Partnership, and reflect the pro forma operating results attributable to the Whiting Assets and the AEO Assets as if the acquisitions and the related transactions had occurred on January 1, 2012. BreitBurn Energy Partners L.P. historical statements of operations include operating results from the AEO Assets for the six months ended June 30, 2013 and, as such, there are no pro forma adjustments related to the AEO Assets for this period.

Pro forma data is based on currently available information and certain estimates and assumptions as explained in the notes to the unaudited pro forma combined financial statements. Pro forma data is not necessarily indicative of the financial results that would have been attained had the Whiting Acquisition and the AEO Acquisition occurred on January 1, 2012. As actual adjustments may differ from the pro forma adjustments, the pro forma amounts presented should not be viewed as indicative of operations in future periods. The accompanying unaudited pro forma combined financial statements of the Partnership should be read in conjunction with our Quarterly Report on Form 10-Q for the six months ended June 30, 2013, our Annual Report on Form 10-K for the year ended December 31, 2012, as amended, the statement of revenues and direct operating expenses for the Whiting Assets and the notes thereto filed as Exhibit 99.1 to this Current Report on Form 8-K and the statement of revenues and direct operating expenses for the AEO Assets and the related notes thereto filed as Exhibit 99.2 to our Current Report on Form 8-K filed on December 6, 2012.

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3. Pro Forma Adjustments to the Unaudited Combined Balance Sheet

Pro forma adjustments to the Unaudited Combined Balance Sheet for the period ended June 30, 2013 reflect the acquisition and the preliminary purchase price allocations for the Whiting Assets, assuming borrowings were made under our Second Amended and Restated Credit Agreement.

The preliminary purchase price allocations are based on discounted cash flows, quoted market prices and estimates made by management, the most significant assumptions related to the estimated fair values assigned to oil and gas properties. To estimate the fair values of the properties, estimates of oil and gas reserves were prepared by management in consultation with independent engineers. We apply estimated future prices to the estimated reserve quantities acquired, and estimate future operating and development costs to arrive at estimates of future net revenues. For estimated proved reserves, the future net revenues are discounted using a weighted average cost of capital, which approximated 10% at December 31, 2012.

The preliminary purchase price allocation is subject to final closing adjustments. We expect to finalize the purchase price allocation within one year of the acquisition date.

(a) The preliminary allocation of the purchase price for the Whiting Assets is summarized below:

Thousands of dollars
Oil and gas properties - proved	$751,981
Oil and gas properties - unproved	55,163
Derivative assets - current	15
Intangibles	13,774
Derivative assets - long-term	16,183
Derivative liability - current	(6,347)
Accrued liabilities	(3,031)
Asset retirement obligation	(3,035)
$824,703

(b)	The purchase price paid was approximately $846 million, including an $86 million deposit paid in June 2013 and the remaining $760 million paid at closing on July 15, 2013. The purchase price paid was made with borrowings under our Second Amended and Restated Credit Agreement and included preliminary purchase price adjustments. There have been additional estimated post-closing adjustments to the purchase price of approximately $21 million, resulting in an estimated adjusted purchase price of approximately $825 million.

Thousands of dollars
Purchase price paid	$845,543
Estimated pending post-closing adjustments	(20,840)
Total purchase price	$824,703

(c)	Record $7.7 million in debt issuance costs incurred in connection with an amendment to the Second Amended and Restated Credit Agreement, which provided for an increased borrowing base of $1.5 billion with a total lender commitment of $1.4 billion; an increase in the Aggregate Maximum Credit Amount (as defined in the credit agreement) from $1.5 billion to $3 billion; increased flexibility for the Total Leverage Ratio (as defined in the credit agreement) for the next five quarters and a new Senior Secured Leverage Ratio (as defined in the credit agreement) that will be applied through the second quarter of 2014, absent any refinancing. The amendment provided the increased borrowing capacity needed to fund the Whiting Acquisition.

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4. Pro Forma Adjustments to the Unaudited Combined Statement of Operations

Pro forma adjustments to the Consolidated Statement of Operations for the six months ended June 30, 2013 and for the year ended December 31, 2012 assume the Whiting and AEO acquisitions were consummated on January 1, 2012.

The unaudited pro forma combined statements of operations have been adjusted as follows:

(a)	Record revenue and direct operating expenses for the acquired assets derived from historical financial records.

Whiting	- for the six months ended June 30, 2013, $111.2 million of revenue and $30.6 million of direct operating expenses.
Whiting	- for the year ended December 31, 2012, $239.5 million of revenue and $62.2 million of direct operating expenses.
AEO	- for the eleven months ended November 30, 2012, $27.5 million of revenue and $5.9 million of direct operating expenses.

(b)	Record incremental depletion, depreciation and accretion expense related to the acquired depletable and depreciable assets.

Whiting	- for the six months ended June 30, 2013, $27.2 million.
Whiting	- for the year ended December 31, 2012, $56.7 million.
AEO	- for the year ended December 31, 2012, $6.9 million.

(c)	Record general and administrative expenses related to the Whiting Acquisition as defined in the Transition Service Agreement.

- for the six months ended June 30, 2013, $0.3 million.
- for the year ended December 31, 2012, $0.6 million.

(d)	Record incremental interest expense associated with bank debt of approximately $884 million incurred to fund the Whiting and AEO acquisitions; the assumed variable rate was 2.893% and 2.960% for the six months ended June 30, 2013 and the year ended December 31, 2012, respectively. If the variable interest rate increased or decreased by 0.125% in the future, the annual pro forma interest expense would increase or decrease by $1.3 million.

- for the six months ended June 30, 2013, $11.9 million.
- for the year ended December 31, 2012, $24.4 million.

Record amortization of debt issuance costs incurred in connection with an amendment to the Second Amended and Restated Credit Agreement.

- for the six months ended June 30, 2013, $0.9 million.
- for the year ended December 31, 2012, $1.8 million.

(e)	For the year ended December 31, 2012, give effect, as of January 1, 2012, of the 3 million Common Units issued to AEO as partial consideration for the AEO Assets to the denominator for calculating net income (loss) per unit. Also, include weighted average participating securities and dilutive units (previously not included in the denominator of net income (loss) per unit) as the pro forma combined statement of operations is in an income position compared to a loss position for the Partnership’s historical statement of operations for the year ended December 31, 2012.

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5. Supplemental Oil and Gas Information (Unaudited)

The following table sets forth certain unaudited pro forma information regarding estimates of the Partnership’s proved crude oil and natural gas reserves for the year ended December 31, 2012, giving effect to the Whiting Acquisition as if it had occurred on January 1, 2012. Because oil reserve estimates are inherently imprecise and require extensive judgments of reservoir engineering data, they are generally less precise than estimates made in conjunction with financial disclosures.

	BreitBurn Energy Partners L.P.			Whiting Assets			BreitBurn Energy Partners L.P.
	Historical			Historical			Pro Forma
	Total	Oil	Gas	Total	Oil	Gas	Total	Oil	Gas
	(MBoe)	(MBbl)	(MMcf)	(MBoe)	(MBbl)	(MMcf)	(MBoe)	(MBbl)	(MMcf)
Proved Reserves
Beginning balance	151,106	52,682	590,543	36,011	34,406	9,636	187,117	87,088	600,179
Revision of previous estimates	(27,086)	3,852	(185,627)	12,020	11,504	3,090	(15,066)	15,356	(182,537)
Purchase of reserves in-place	33,696	26,092	45,625	-	-	-	33,696	26,092	45,625
Production	(8,318)	(3,652)	(27,997)	(2,966)	(2,885)	(488)	(11,284)	(6,537)	(28,485)
Ending balance	149,398	78,974	422,544	45,065	43,025	12,238	194,463	121,999	434,782
Proved Developed Reserves
Beginning balance	131,462	47,813	501,891	31,337	29,796	9,243	162,799	77,609	511,134
Ending balance	119,721	59,158	363,378	32,477	30,914	9,372	152,198	90,072	372,750
Proved Undeveloped Reserves
Beginning balance	19,644	4,869	88,652	4,674	4,610	393	24,318	9,479	89,045
Ending balance	29,677	19,816	59,167	12,588	12,111	2,866	42,265	31,927	62,033

The unweighted average first-day-of-the-month crude oil and natural gas prices used to determine our historical total estimated proved reserves as of December 31, 2012 were $95.97 per Bbl of oil for Michigan, California, Oklahoma and Florida, $76.79 per Bbl of oil for Wyoming and $4.12 per MMBtu of gas.

Summarized in the following table is information for the Partnership’s unaudited pro forma standardized measure of discounted cash flows relating to estimated proved reserves as of December 31, 2012, giving effect to the Whiting Acquisition. The standardized measure of discounted future net cash flows was determined based on the economic conditions in effect at December 31, 2012. The disclosures below do not purport to present the fair market value of the Partnership’s oil and gas reserves. An estimate of the fair market value would also take into account, among other things, the recovery of reserves in excess of proved reserves, anticipated future changes in prices and costs, a discount factor more representative of the time value of money and risks inherent in reserve estimates. The pro forma standardized measure of discounted future net cash flows is presented as follows:

	BreitBurn		BreitBurn
	Energy		Energy
	Partners L.P.	Whiting Assets	Partners L.P.
Thousands of dollars	Historical	Historical	Pro Forma
Future cash inflows	$8,512,018	$3,697,226	$12,209,244
Future development costs	(728,577)	(308,732)	(1,037,309)
Future production expense	(3,950,308)	(1,390,023)	(5,340,331)
Future net cash flows	3,833,133	1,998,471	5,831,604
Discounted at 10% per year	(1,843,238)	(1,013,261)	(2,856,499)
Standardized measure of discounted
future net cash flows	$1,989,895	$985,210	$2,975,105

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The following table sets forth unaudited pro forma information for the principal sources of changes in the standardized measure of discounted future net cash flows for the year ended December 31, 2012, giving effect to the Whiting Acquisition:

	BreitBurn		BreitBurn
	Energy		Energy
	Partners L.P.	Whiting Assets	Partners L.P.
Thousands of dollars	Historical	Historical	Pro Forma
Beginning balance	$1,659,301	$983,002	$2,642,303

Sales and transfers, net of production expense	(218,088)	(177,362)	(395,450)
Net change in sales and transfer prices, net of production expense	(320,533)	(166,834)	(487,367)
Previously estimated development costs incurred during year	61,767	67,356	129,123
Changes in estimated future development costs	(41,372)	(215,881)	(257,253)
Purchase of reserves in place	530,532	-	530,532
Revision of quantity estimates and timing of estimated production	152,358	396,629	548,987
Accretion of discount	165,930	98,300	264,230
Ending balance	$1,989,895	$985,210	$2,975,105

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